Ohr Pharmaceutical Inc. 8-K

 Exhibit 99.1

Ohr Pharmaceutical Appoints June S. Almenoff to Board of Directors

NEW YORK, NY--(PR Newswire -05/22/13)- Ohr Pharmaceutical Inc. (OTCQB: OHRP), a pharmaceutical company focused on the development of novel therapeutics for unmet medical needs, today announced the appointment of June S. Almenoff, M.D., Ph.D., to its Board of Directors. Dr. Almenoff has extensive experience in the pharmaceutical industry, working on early and late stage drug development.

“We are delighted to have Dr. Almenoff join Ohr’s Board,” said Dr. Irach Taraporewala, CEO of Ohr Pharmaceutical. “She offers tremendous expertise in the areas of pharmaceutical research and development, risk management, and product licensing. We look forward to working with June as we continue to achieve significant corporate milestones including the halfway point in enrollment of the Squalamine eye drop phase II clinical trial and our proposed listing on NASDAQ, both expected by midyear.”

“I am excited to be joining the board of Ohr,” said Dr. June Almenoff. “Ohr has a promising pipeline and excellent team, and I look forward to working with the Board to help drive the company toward future success.”

June S. Almenoff, M.D., Ph.D. is President and Chief Medical Officer of Furiex Pharmaceuticals, a pharmaceutical development and collaboration company (FURX: Nasdaq); she serves as the company’s Principal Executive Officer and a member of the Board of Directors. Since its inception in 2010, Furiex has completed two successful proof-of-concept programs, one of which has advanced to pivotal Phase III trials. Prior to joining Furiex, Dr. Almenoff had over 12 years of pharmaceutical industry experience at GlaxoSmithKline. During her tenure at GSK, she was a Vice President in the Clinical Safety organization at GSK, where she chaired a Pharma-FDA working group, and she also worked in the area of scientific licensing. While at GSK, Dr. Almenoff led teams that developed several systems for minimizing risk in early- and late-stage drug development, which were recognized by the Wall Street Journal Technology Innovation Award and several other prestigious awards. Prior to joining GSK, Dr. Almenoff was on the faculty of Duke University Medical Center, where she is currently a Consulting Professor of Medicine.

Dr. Almenoff received her B.A. cum laude from Smith College. She graduated from the M.D.-Ph.D. program at the Mt. Sinai School of Medicine and completed a residency in Internal Medicine and a Fellowship in Infectious Diseases at Stanford University Medical Center. Dr. Almenoff is a board-certified Fellow of the American College of Physicians with 10 years of clinical practice experience, and she has authored 50 publications.

About Ohr Pharmaceutical Inc.
Ohr Pharmaceutical Inc. (OHRP) is a pharmaceutical company dedicated to the clinical development of new drugs for underserved therapeutic needs in large and growing markets. The Company is focused on advancing its pipeline products currently in phase II clinical development: Squalamine Eye Drops for the treatment of the wet form of age-related macular degeneration, and OHR/AVR118 for the treatment of cancer cachexia. Additional information on the company can be found at www.ohrpharmaceutical.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and Ohr Pharmaceutical undertakes no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, the financial resources available to us, and general economic conditions. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing, and no assurance or warranty can be made that the FDA or Health Canada will approve final testing or marketing of any pharmaceutical product. Ohr's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition. We disclaim any intent to revise or update publicly any forward-looking statements for any reason.

Contact:
Ohr Pharmaceutical Inc.
Investor Relations:
Tel: (877) 215-4813
Email: ir@ohrpharmaceutical.com